EXHIBIT 4.13


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR A SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH PATHNET TELECOMMUNICATIONS, INC. OR ANY OF ITS AFFILIATES WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO PATHNET TELECOMMUNICATIONS, INC. OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE WARRANT AGENT SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. IN CONNECTION WITH ANY TRANSFER OF THESE SECURITIES WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THIS SECURITY IS A GLOBAL WARRANT WITHIN THE MEANING OF THE SUPPLEMENTAL WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE SUPPLEMENTAL WARRANT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE SUPPLEMENTAL WARRANT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                CUSIP # ________

No.  _____                                                     _________Warrants

                           FORM OF WARRANT CERTIFICATE

                        PATHNET TELECOMMUNICATIONS, INC.

                  This  Warrant  Certificate  certifies  that  CEDE  &  CO.,  or
registered   assigns,   is  the  registered  holder  of  200,000  Warrants  (the
"WARRANTS") to purchase shares of Common Stock, par value $0.01 per share, issuable upon exercise of the Warrants (the "WARRANT SHARES") of PATHNET TELECOMMUNICATIONS, INC., a Delaware corporation (the "COMPANY," which term includes its successors and assigns). Each Warrant entitles the holder to purchase from the Company at any time from 9:00 a.m. New York City time on or after the Exercisability Date until 5:00 p.m., New York City time, on April 15, 2008 (the "EXPIRATION DATE"), 3.19 fully paid, registered and non-assessable Warrant Shares, subject to adjustment as provided in Article V of the Supplemental Warrant Agreement, at an exercise price of $0.01 for each share purchased (the "EXERCISE PRICE"); upon surrender of this Warrant Certificate and payment of the Exercise Price (i) in cash or by certified or official bank check, (ii) by a Cashless Exercise or (iii) by any combination of (i) and (ii), at any office or agency maintained for that purpose by the Company (the "WARRANT EXERCISE OFFICE"), subject to the conditions set forth herein and in the Supplemental Warrant Agreement. For purposes of this Warrant, a "CASHLESS EXERCISE" shall mean an exercise of a Warrant in accordance with the immediately following two sentences. To effect a Cashless Exercise, the holder may exercise a Warrant or Warrants without payment of the Exercise Price in cash by surrendering such Warrant or Warrants (represented by one or more Warrant Certificates) and in exchange therefor, receiving such number of shares of Common Stock equal to the product of (1) that number of shares of Common Stock for which such Warrant or Warrants are exercisable and which would be issuable in the event of an exercise with payment of the Exercise Price and (2) the Cashless Exercise Ratio. The "CASHLESS EXERCISE RATIO" shall equal a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in this Warrant) per share of Common Stock on the date of exercise over the Exercise Price per share of Common Stock as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise. Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder's option to elect a Cashless Exercise, the holder must specify the number of Warrants for which such Warrant Certificate is to be exercised (without giving effect to the Cashless Exercise). All provisions of the Supplemental Warrant Agreement shall be applicable with respect to a Cashless Exercise of a Warrant Certificate for less than the full number of Warrants represented thereby. Capitalized terms used herein without being defined herein shall have the definitions ascribed to such terms in the Supplemental Warrant Agreement.

                  "CURRENT MARKET VALUE" per share of Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period or if the board of directors of the Company otherwise elects, the Fair Market Value of the security as determined by a nationally or regionally recognized Independent Financial Expert (as defined herein) (PROVIDED that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the board of directors of the Company, a reasonable determination of value, may be utilized) or (ii) (a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (ii)
(a) and (ii) (b), as certified to the Warrant Agent by the President or any vice president or the Chief Financial Officer of the Company. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, The City and State of New York, customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and
(D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

                  "EXERCISE EVENT" means, with respect to each Warrant, the date of the occurrence of the earliest of: (i) the time immediately prior to a Change of Control (as such term is defined in the Indenture); (ii)(a) the 180th day (or such earlier date as determined by the Company in its sole discretion) following the closing of an Initial Public Equity Offering (as defined herein) or (b) upon the closing of an Initial Public Equity Offering, but only in respect of Warrants, if any, required to be exercised to permit the holders thereof to sell Warrant Shares pursuant to their respective registration rights, (iii) the time when a class of equity securities of the Company is listed on a national securities exchange or authorized for quotation on the Nasdaq National Market or is otherwise subject to registration under the Exchange Act, or (iv) April 30, 2001.

                  "INDEPENDENT FINANCIAL EXPERT" means a nationally or regionally recognized investment banking or public accounting firm in the United States or, if the Company believes that an investment banking or public accounting firm is generally not qualified to give such an opinion, a nationally recognized appraisal firm, in any case (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect material financial interest for its proprietary account in the Company or any of its Affiliates and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent with respect to the Company and its Affiliates and qualified to perform the task for which it is to be engaged.

                  The Company has initially designated the principal corporate trust office of the Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Warrant Agent Office. The number of shares of Common Stock issuable upon exercise of the Warrants ("Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Supplemental Warrant Agreement.

                  Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on April 15, 2008 shall thereafter be void.

                  If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into, or sells all or substantially all of its property and assets to, another Person (other than a subsidiary of the Company) solely for cash, the holders of Warrants which are then exercisable shall be entitled to receive distributions on the date of such event on an equal basis with holders of shares of Capital Stock (or other securities issuable upon exercise of the Warrants) as if the Warrants had been exercised immediately prior to such event less the aggregate Exercise Price therefor.

                  Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This   Warrant   Certificate   shall   not  be  valid   unless
authenticated by the Warrant Agent, as such term is used in the Supplemental Warrant Agreement.

                  THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  WITNESS the signatures of the duly authorized officers of the Company.


                                                PATHNET TELECOMMUNICATIONS, INC.



                                      By:_______________________________________
                                         Name:
                                         Title:

Attest:


By:_________________________________
     Name: Mary McDermott
     Title:  Secretary

Certificate of Authentication:
This is one of the Warrants
referred to in the within
mentioned Supplemental Warrant Agreement:

Dated:

THE BANK OF NEW YORK,
         Warrant Agent


By:__________________________________
     Authorized Signatory

                        PATHNET TELECOMMUNICATIONS, INC.

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on April 15, 2008 (the "EXPIRATION DATE"), each of which represents the right to purchase at any time on or after the Exercisability Date (as defined in the Supplemental Warrant Agreement) and on or prior to the Expiration Date 3.19 Shares, subject to adjustment as set forth in the Supplemental Warrant Agreement. The Warrants are issued pursuant to a Supplemental Warrant Agreement dated as of March 30, 2000 (the "SUPPLEMENTAL WARRANT AGREEMENT"), duly executed and delivered by the Company to The Bank of New York, Warrant Agent (the "WARRANT AGENT"), which Supplemental Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants.

                  Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) to the extent such exercise is not being effected through a Cashless Exercise by paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Supplemental Warrant Agreement.

                  If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on April 15, 2008, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York City time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

                  As soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Warrant Share or Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the face of this Warrant Certificate. Such certificate or certificates evidencing the Warrant Share or Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Warrant Share or Warrant Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

                  The Company will not be required to issue fractional Shares upon exercise of the Warrants or distribute Warrant Certificates that evidence fractional Warrant Shares. In lieu of fractional Warrant Shares, there shall be paid to the registered Holder of this Warrant Certificate at the time such Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value per share of Common Stock on the Business Day preceding the date this Warrant Certificate is surrendered for exercise.

                  Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Warrant Certificate or new Warrant Certificates evidencing in the aggregate a like number of Warrants, in the manner and subject to the limitations provided in the Supplemental Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Supplemental Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

                  The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  The term "BUSINESS DAY" shall mean any day on which (i) banks in The City of New York, (ii) the principal U.S. securities exchange or market, if any, on which the Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which the Warrants are listed or admitted to trading are open for business.

                  The Warrants, Warrant Shares and Registrable Securities (as defined in the Warrant Registration Rights Agreement) are entitled to the benefits of a registration rights agreement relating to the Warrants and the Warrant Shares (the "WARRANT REGISTRATION RIGHTS AGREEMENT"), pursuant to which the holders representing not less than 50% of Warrant Shares and Registrable Securities have, at any time and from time to time after (A) the occurrence of the earliest of (i) the time immediately prior to a Change of Control (as such term is defined in the Indenture); (ii)(a) the180th day (or such earlier date as determined by the Company in its sole discretion) following the consummation of an Initial Public Equity Offering (as defined herein) or (b) upon the consummation of an Initial Public Equity Offering, but only in respect of Warrants, if any, required to be exercised to permit the holders thereof to sell Warrant Shares pursuant to their respective registration rights, (iii) the time when a class of equity securities of the Company is listed on a national securities exchange or authorized for quotation on the Nasdaq National Market or is otherwise subject to registration under the Exchange Act, or (iv) April 30, 2001, and (B) the completion of an Initial Public Equity Offering, the right to require the Company to effect one demand registration of the Warrant Shares and Registrable Securities. The Warrant Registration Rights Agreement also provides the holders of Registrable Securities with the right, subject to the conditions and limitations contained therein, to include the Registrable Securities in certain registration statements filed by the Company for its account or for the account of any of its securityholders.


                              ELECTION TO EXERCISE

                  (To be executed  upon  exercise  of  Warrants on the  Exercise
Date)

                  The undersigned hereby irrevocably elects to exercise [ ] of the Warrants represented by this Warrant Certificate and purchase the whole number of Shares issuable upon the exercise of such Warrants and herewith tenders payment for such Shares as follows:

                  $[ ] in cash or by certified or official bank check; or by surrender of Warrants pursuant to a Cashless Exercise (as defined in the Supplemental Warrant Agreement) for [ ] shares of Stock at the current Cashless Exercise Ratio.

                  The undersigned requests that a certificate representing such Shares be registered in the name of _______________ whose address is
________________  and that such  shares be  delivered  to  _____________________
whose address is ________________. Any cash payments to be paid in lieu of a fractional Share should be delivered to _________ whose address is ________________ and the check representing payment thereof should be delivered to _____________ whose address is _____________________.

                  Dated ___________, ____

                  Name of holder of
                  Warrant Certificate:_________________________________________
                                                              (Please Print)

                  Tax Identification or
                  Social Security Number:______________________________________

                  Address:  ___________________________________________________

            ---------------------------------------------------------

                  Signature:___________________________________________________
                           Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant
                                    Certificate  is  registered,  or if any cash
                                    payment  to be paid in lieu of a  fractional
                                    share is to be made to a person  other  than
                                    the   registered   holder  of  this  Warrant
                                    Certificate, the signature of the holder hereof must be guaranteed as provided in the Supplemental Warrant Agreement.



                  Dated ______________, ____

                  Signature:___________________________________________________
                           Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                  Signature Guaranteed:________________________________________
                                    Signatures   must   be   guaranteed   by  an
                                    "eligible guarantor institution" meeting the
                                    requirements   of   the   Registrar,   which
                                    requirements     include    membership    or
                                    participation in the Security Transfer Agent
                                    Medallion  Program  ("STAMP")  or such other
                                    "signature  guarantee  program"  as  may  be
                                    determined  by the Registrar in addition to,
                                    or  in  substitution   for,  STAMP,  all  in
                                    accordance with the Securities Exchange Act of 1934, as amended.


                                   ASSIGNMENT

                  For value received __________________________ hereby sells, assigns and transfers unto _____________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated ________________, ____

                  Signature:___________________________________________________
                           Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

                  Signature Guaranteed:________________________________________
                                    Signatures   must   be   guaranteed   by  an
                                    "eligible guarantor institution" meeting the
                                    requirements   of   the   Registrar,   which
                                    requirements     include    membership    or
                                    participation in the Security Transfer Agent
                                    Medallion  Program  ("STAMP")  or such other
                                    "signature  guarantee  program"  as  may  be
                                    determined  by the Registrar in addition to,
                                    or  in  substitution   for,  STAMP,  all  in
                                    accordance with the Securities Exchange Act of 1934, as amended.

                 SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS

The following exchanges of a part of this Global Warrant for certificated Warrants have been made:

                                                                          Number of Warrants
                           Amount of decrease    Amount of increase in      of this Global
                              in Number of       Number of Warrants of     Warrant following        Signature of
                            Warrants of this      this GLOBAL WARRANT      such decrease (or     authorized officer
    Date of EXCHANGE         GLOBAL WARRANT                                     INCREASE)         of WARRANT AGENT
            --------         --------------       -------------------    ----------------------      -------------


